                                                                   EXHIBIT 10(o)

                              20TH CENTURY INDUSTRIES

                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.     Purpose                                                               1

2.     Definitions                                                           1

3.     Retirement Income Benefits                                            5
             (a) Eligibility to Participate
             (b) Normal Retirement
             (c) Early Retirement

4.     Change in Control                                                     6
             (a) Termination of Employment Within Three Years
                 After a Change in Control
             (b) Termination of Employment at any Time After
                 Change in Control
             (c) Legal Fees

5.     Death Benefits; Executive's Survivor Benefit                          9

6.     Additional Provisions                                                 9
             (a) Benefit Agreement
             (b) Designation of Beneficiary
             (c) Exclusion for Suicide or Self-Inflicted Injury
             (d) Leave of Absence
             (e) Disability
             (f) Monthly Payments
             (g) Withholding

7.     Funding of Benefits                                                  11

8.     Administration of the Plan                                           11
             (a) The Committee
             (b) Expenses of the Committee
             (c) Bonding and Compensation
             (d) Information to be Submitted to the Committee
             (e) Notices, Statements and Reports
             (f) Service of Process
             (g) Insurance
             (h) Indemnity

                                         (i)

                                   TABLE OF CONTENTS
                                      (continued)

9.     Claims Procedure                                                     14
             (a)  Filing Claim for Benefits
             (b)  Appeals Procedure
             (c)  Arbitration

10.    Amendment, Termination or Suspension                                 16

11.    Miscellaneous                                                        17
             (a)  Participant Rights
             (b)  Alienation
             (c)  Partial Invalidity
             (d)  Choice of Law
             (e)  Payment to Minors or Persons Under Legal
                  Disability
             (f)  Gender, Tense and Headings


                                        (ii)

                             20TH CENTURY INDUSTRIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     1.  PURPOSE

     The principal objective of this Supplemental Executive Retirement Plan (the "Plan") is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. The Plan is intended and designed to constitute an unfunded arrangement, described in
Section 4(b)(5) of the Employee Retirement Income Security Act of 1974, maintained for the purpose of providing benefits for certain employees in excess of the limitations on contributions and benefits imposed by Section 415 of the Internal Revenue Code of 1986. Eligibility for participation in the Plan shall be limited to executives selected by a committee of the Board of Directors. This instrument represents an amendment and restatement of the 20th Century Industries Executive Financial Security Plan For Executive Management, as adopted effective ________________________ and amended and restated effective January 1, 1988.

     2.  DEFINITIONS

     The following definitions, set forth in alphabetical order, are used throughout the Plan. Whenever words or phrases have initial capital letters in the Plan, a special definition for those words or phrases is set forth below.

          (a)  "Compensation" means base salary and cash bonus.

          (b) "Beneficiary" means the person, persons or entity last designated in accordance with the provisions of Section 6(b) to receive distribution of survivor benefits under the Plan in the event of the death of the Executive or Participant, or if there is no properly designated Beneficiary surviving, the person, persons or entity designated in Section 6(b) to receive the distribution of survivor benefits under the Plan.

          (c) "Board of Directors" means the Board of Directors of 20th Century Industries.

          (d)  "Change in Control" means, after the effective date of this
Plan:

          (i) There shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which substantially all of the shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
          (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

          (ii) The stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

          (iii) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a person owned by or directly or indirectly managed by the Company, shall become the owner, directly, and exclusive of any unexercised conversion, warrant or option rights of 50 percent or more of the Company's outstanding common stock; or

          (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (e) "Code" means the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

          (f) "Committee" mean the 20th Century Industries Company Nonqualified Supplemental Benefit Committee.

         (g) "Company" means 20th Century Industries and any other entity selected by the Board of Directors for inclusion in the Plan.

         (h) "Disabled Participant" means an Executive who the Committee determines is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. An individual's disabled status shall be determined by the Committee, based on such evidence as the Committee determines to be sufficient, including, but not limited to, examination at the Company's expense by a physician of the Company's choice.

         (i) "Early Retirement Date" means any retirement date following the Participant's 55th birthday provided that the Participant has at least 10 Years of Service and such retirement date is before the Normal Retirement Date.

          (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (k) "Executive" means officers of the Company or management or highly compensated employees of the Company who have been specifically designated by the Board of Directors as eligible to become a Participant in this Plan, such designation not having been revoked. The Board of Directors shall have the power to make or revoke such designation in its sole discretion, and any designation or revocation by the Board of Directors shall be binding and final upon all employees, Beneficiaries and other interested persons. If an individual's designation as an Executive is revoked, the individual shall cease to be an Executive for all purposes of this Plan, without regard to whether such individual may be an executive for any other purpose relating to his/her employment or other benefits.

          (l) "Final Average Compensation" means the average annual Compensation during the 3 year period preceding retirement or death.

          (m) "Normal Retirement Benefit" means the normal retirement benefit provided under the Qualified Plan.

          (n) "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's 65th birthday.

          (o) "Participant" means an Executive who has been designated by the Board of Directors to be eligible to qualify for benefits under this Plan.

          (p) "Participant's Survivor Benefit" means the benefit payable to the Beneficiary of a deceased Participant, as described in Section 5.

          (q) "Qualified Plan" means the 20th Century Industries Pension Plan, as amended from time to time, which is a defined benefit pension plan qualified under Section 401(a) of the Code.

          (r)  "Retirement Benefit" means the benefit described in Section 3.

          (s) "Social Security Benefit" means the estimated primary old age insurance benefit the Participant is or would be entitled to receive on his/her retirement date, based on the provisions of the Social Security Act as in effect at his/her termination of employment. In the case of retirement before the earliest date the Participant is eligible to receive a Social Security benefit, "Social Security Benefit" is the benefit payable as of the earliest date the Participant will be eligible to receive a Social Security benefit, assuming he/she has no compensation after his/her termination of employment. In the case of retirement after the earliest date the Participant is eligible to receive a Social Security benefit, the "Social Security Benefit" is the benefit payable as of the Participant's actual retirement date

          In the case of a benefit payable to a Beneficiary, the "Social Security Benefit" is the benefit that is (or would have been) payable to the Participant as determined under the preceding paragraph.

          However, the benefit as determined in Section 3(a) will not be reduced by such Social Security Benefit until the Participant attains the earliest age at which he/she is eligible to receive a Social Security benefit. In the case of a benefit payable to a Beneficiary, the benefit as determined in Section 3(a) will not be reduced by such Social Security Benefit until the date the Beneficiary attains the earliest age at which he/she is eligible to receive a Social Security benefit.

          (t) "Year of Service" means a 12-consecutive month period commencing on the Executive's date of hire by the Company, subsidiary of the Company or any business entity which became a part of the Company or subsidiary of the Company.

     3.  RETIREMENT INCOME BENEFITS

         (a)  NORMAL RETIREMENT

              A Participant who retires on his/her Normal Retirement Date shall he entitled to a Retirement Income Benefit in the form of a monthly benefit, payable for one hundred eighty (180) months, commencing at Normal Retirement Date payable to the Participant or his/her Beneficiary equal to:

                    (i) 60% of his/her Final Average Compensation provided such Participant has completed 15 Years of Service. In the event such Executive has not completed 15 Years of Service, such Retirement Income Benefit shall be reduced by 5% for each year of Service less than 15 Years of Service. In no event shall such benefit be less than fifty percent (50%) of the benefit payable if the Participant had completed 15 Years of Service;

                    (ii) Reduced by the annual amount of the Participant's benefit under the Qualified Plan calculated as if payment were made as a Single Life Annuity as defined in the Qualified Plan.

                    (iii) Further reduced by 50% of the Participant's Social Security Benefit.

         (b)  OPTIONAL FORM OF BENEFIT

              A Participant who is entitled to a Retirement Income Benefit in accordance with Subsection (a) above, may elect to have his/her benefit payable in a 100 percent joint and survivor annuity which is the actuarial equivalent of the benefit described in Subsection (a) above. Such election must be in the form prescribed by the Committee and no later than 90 days after termination of employment.

         (c)  EARLY RETIREMENT

              A Participant who retires prior to his/her Normal Retirement Date, but after reaching his/her Early Retirement Date, shall be entitled to a Retirement Income Benefit payable in the normal form of a monthly benefit, payable for one hundred eighty (180) months, commencing on his/her Early Retirement Date payable to the

Participant equal to the Retirement Income Benefit as calculated under Sections 3(a)(i), (ii) and (iii), but reduced by five percent (5%) for each year retirement occurs prior to the Participant attaining age sixty-five (65).

     4.   CHANGE IN CONTROL

          (a) TERMINATION OF EMPLOYMENT WITHIN THREE YEARS AFTER A CHANGE IN CONTROL

               If such Participant's employment terminates for any reason within three years after a Change in Control but prior to his/her Normal Retirement Date, such Participant shall be entitled to a Retirement Income Benefit in the form of a monthly benefit commencing on the first day of the month following such termination of employment, payable to the Participant for one hundred eighty months (180) which is calculated in accordance with
Section 3(a) and reduced to reflect early retirement in accordance with
Section 3(c).

          (b)  TERMINATION OF EMPLOYMENT AT ANY TIME AFTER CHANGE IN CONTROL

               If such Executive's employment terminates at any time after a Change in Control, but prior to his/her Normal Retirement Date, such Executive shall be entitled to a Retirement Income Benefit payable on the first day of the month following such termination of employment, in the form of a lump sum distribution actuarially determined to be the present value of the amount calculated in accordance with Section 3(a) and reduced to reflect early retirement in accordance with Section 3(c); unless such termination of employment is by the Company for Cause, as defined in Paragraph (i) below, or by the Executive other than for Good Reason, as defined in Paragraph (ii) below.

              (i) Termination by the Company of an Executive's employment for "Cause" shall mean termination upon (A) the willful and continued failure by the Executive to substantially perform his/her duties with the Company (other than any such failure resulting from his/her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination, by the Executive for Good Reason, as defined in Paragraph (ii) below), after a written demand for substantial performance is delivered to the Executive by the Board of Directors, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his/her duties, or (B) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this Paragraph (i), no act, or failure to act, on the part of an Executive shall be deemed "willful" unless done, or omitted to be done, by him/her not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him/her a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in Subparagraph (A) or (B) of the first sentence of this Paragraph and specifying the particulars thereof in detail.

              (ii) An Executive shall be entitled to terminate his/her employment for Good Reason. For purposes of this Plan Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of Subparagraph (A), (E) or (F), such circumstances are fully corrected prior to the Executive's date of termination notice given in respect thereof:

                    (A) the assignment to the Executive of any duties inconsistent with his/her status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of his/her responsibilities from those in effect immediately prior to the Change in Control;

                    (B) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

                    (C) the Company requiring the Executive to be based anywhere outside the greater Los Angeles Metropolitan Area other than an office of the Company within a twenty-five (25) mile radius of the Executive's principal place of employment by the Company on the date of a Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                    (D) the failure by the Company, without the Executive's consent, to pay to him/her any portion of his/her current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, or to pay to him/her any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                    (E) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to this Plan, the Qualified Plan or any similar plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                    (F) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which he/she was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by such Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's vacation policy applicable to the Executive at the time of the Change in Control.

          (c) LEGAL FEES

              The Company shall pay to the Executive or his/her Beneficiary legal fees and expenses incurred by such Executive or his/her Beneficiary in seeking to obtain or enforce as against the Company any right or benefit provided under this Section 4 of the Plan after a Change in Control.

     5.  DEATH BENEFITS: PARTICIPANT'S SURVIVOR BENEFIT

     The Beneficiary of a Participant who dies while a Participant and who has reached Normal Retirement Date or Early Retirement Date shall be entitled to receive a Participant's Survivor Benefit consisting of benefits calculated in accordance with Section 3(a) if such Participant had reached Normal Retirement Date prior to his/her death or with Section 3(c) if such Participant had reached Early Retirement Date prior to his/her death.

     6.   ADDITIONAL PROVISIONS

          (a)  BENEFIT AGREEMENT

               The Committee shall provide to each Executive within 60 days of the later of the date of execution of the Plan or the date the employee first became an Executive a form of benefit agreement, which shall set forth the Executive's acceptance of the benefits provided hereunder and his/her agreement to be bound by the terms of the Plan.

          (b)  DESIGNATION OF BENEFICIARY

               (i) A Participant shall designate a primary Beneficiary to receive any survivor benefits payable under the Plan, and may designate a contingent Beneficiary to receive any survivor benefits payable under this Plan in the event of the death of the primary Beneficiary, either before or after benefits commence to be paid. Notwithstanding the foregoing, a Participant may authorize a designated Beneficiary to designate a successor Beneficiary to receive any survivor benefits remaining to be paid to such Beneficiary under the Plan following the death of such Beneficiary. If a Participant exercises his/her right to authorize a designated Beneficiary to designate a successor Beneficiary under the Plan, any prior designation of a contingent Beneficiary with respect to such benefits shall be invalid.

                (ii) Whenever a Participant designates a Beneficiary to receive benefits under this Plan or authorizes a Beneficiary to designate a successor Beneficiary to receive benefits under this Plan, such designation or authorization shall be made by the execution and delivery to the Committee, prior to the Participant's death, of an instrument in a form satisfactory to the Committee. If a Participant with a spouse designates as a primary Beneficiary a person other than or in addition to that spouse, unless such spouse shall consent to such designation in writing, the primary Beneficiary of the Participant shall be such spouse. If a deceased Participant shall have failed properly to designate a Beneficiary, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason such designation shall be legally ineffective, or if no Beneficiary shall have survived the Participant, the designated Beneficiary shall be the estate of the Participant.

               The Beneficiary of a Participant who dies shall receive a Participant's survivor benefit in accordance with the following schedules:

                    (i) Retired Participant - Payouts to the Beneficiary shall continue until payments from the plan to the Participant prior to death and to the Beneficiary after the Participant's death, for a total of 180 months.

                    (ii) Participants over age 65 who have not retired - Payouts shall be made to the Beneficiary for 180 months.

                    (iii) Participants over age 55 with 10 years of service who have not reached age 65 - Payouts to the Beneficiary shall be made for 180 months, reduced by 5% for each full year that the Participant's age on date of death precedes age 65.

          (c)  EXCLUSION OF SUICIDE OR SELF-INFLICTED INJURY

               Notwithstanding any other provision of the Plan, no benefits shall be paid to any Participant, or spouse or Beneficiary in the event of the death of the Participant within two years of the later of the date he/she first became a Participant or the date he/she executed the benefit agreement referred to in Subsection (a) as the result of suicide or self-inflicted injury.

         (d)  LEAVE OF ABSENCE

              A Participant who is on an approved leave of absence with salary, or on an approved leave of absence without salary for a period of not more than six months, shall be deemed to be a Participant employed by the Company during such leave of absence, subject to the approval of the Committee. A Participant who is on an approved leave of absence without salary for a period in excess of six months shall be deemed to have voluntarily terminated his/her employment, for purposes of this Plan, as of the end of such six-month period.

         (e)  DISABILITY

              A Disabled Participant shall be eligible to receive a Retirement Income Benefit calculated in accordance with Section 3(a) if such executive reached Normal Retirement Date or in accordance with Section 3(c) if such Participant reached Early Retirement Date.

         (f)  MONTHLY PAYMENTS

              Periodic payments hereunder shall be paid in equal monthly amounts.

         (g)  WITHHOLDING

              Benefit payments hereunder shall be subject to applicable federal, state or local withholding for taxes.

     7.  FUNDING OF BENEFITS

     The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Company's general assets, and nothing contained in the Plan shall require the Company to set aside or hold in trust any funds for the benefit of a Participant or his/her Beneficiary, who shall have the status of a general unsecured creditor with respect to the Company's obligation to make payments under the Plan. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

    8.   ADMINISTRATION OF THE PLAN

         (a)  THE COMMITTEE

              The appointment, removal and resignation of members of the Committee shall be governed by the Board of Directors.

              The Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

              The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include without limitation, the following:

              (i) Resolving all questions relating to the eligibility of Executives to become Participants;

              (ii) Determining the amount of benefits payable to Participants or their Beneficiaries and authorizing and directing the Company with respect to the payment of benefits under the Plan;

              (iii) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

              (iv) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

              (v) Engaging any administrative, actuarial, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan.

     Any action taken or determination made by the Committee shall, except as otherwise provided in Section 10 below, be conclusive on all parties. No members of the Committee shall vote on any matter affecting such member.

          (b)  EXPENSES OF THE COMMITTEE

               The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid by the Company.

         (c)  BONDING AND COMPENSATION

              The members of the Committee shall serve without bond, and without compensation for their services as Committee members except as the Board of Directors may provide in its discretion.

         (d)  INFORMATION TO BE SUBMITTED TO THE COMMITTEE

              To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to Executives and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

         (e)  NOTICES, STATEMENTS AND REPORTS

              20th Century shall be the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee shall assist 20th Century, as requested, in complying with such reporting and disclosure requirements.

         (f)  SERVICE OF PROCESS

              The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, 20th Century shall be the agent of the Plan for the service of legal process.

         (g)  INSURANCE

              20th Century, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

         (h)  INDEMNITY

              If 20th Century does not obtain, pay for and keep current the type of insurance policy or policies referred to in Subsection (g), or if such insurance is provided but any of the parties referred to in Subsection
(g) incur any costs or expenses which are not covered under such policies, then the Company shall indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were not guilty of wilful misconduct. In the event that such party is named as a defendant in a lawsuit or proceeding involving the Plan, the party shall be entitled to receive on a current basis the indemnity payments provided for in this Subsection, provided however that if the final judgment entered in the lawsuit or proceeding holds that the party is guilty of wilful misconduct with respect to the Plan, the party shall be required to refund the indemnity payments that it has received.

     9.  CLAIMS PROCEDURE

         (a)  FILING CLAIM FOR BENEFITS

              If a Participant or Beneficiary (hereinafter referred to as the "Applicant") does not receive the timely payment of the benefits which the Applicant believes are due under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

              All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." The Claims Coordinator may, but need not, be a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

              Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

              In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his/her right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific provisions of the Plan or Agreement on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's appeals procedure as set forth in this Section.

              If no action is taken by the Claims Coordinator on an Applicant's claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.

         (b)  APPEALS PROCEDURE

              Any Applicant whose claim for benefits is denied in whole or in part may appeal from such denial to the Committee for a review of the decision by the Committee. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

              (i) Request a review by the Committee of the claim for benefits under the Plan;

              (ii) Set forth all of the grounds upon which the Applicant's request for review is based on and any facts in support thereof; and

              (iii) Set forth any issues or comments which the Applicant deems pertinent to the appeal.

              The Committee shall regularly review appeals by Applicants.
The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

               The Committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith. The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

               On the basis of its review, the Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

               In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Applicant, which notice shall set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan or Agreement on which the Committee's decision is based.

          (c)  ARBITRATION

               Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive or his/her Beneficiary shall be entitled to seek specific performance of his/her right to be paid benefits under this Plan during the pendency of any dispute or controversy arising under or in connection with this Plan.

     10.  AMENDMENT, TERMINATION OR SUSPENSION

          (a) The Plan may be amended or terminated by the Board of Directors at any time. Such amendment or termination may modify or eliminate any benefit hereunder other than a benefit that is in pay status, or the vested portion of a benefit that is not in pay status.

         (b) Except in the case of a Change of Control, if the Board of Directors determines that payments under the Plan would have a material adverse effect on the Company's ability to carry on its business, the Board of Directors may suspend such payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year. The Company shall pay such suspended payments immediately upon the expiration of the period of suspension.

         (c) The Plan is intended to provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title 1 of ERISA. Accordingly, the Plan shall terminate and, except for benefits in pay status, no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. The preceding sentence shall be inoperative after a Change in Control has occurred.

     11.  MISCELLANEOUS

          (a)  PARTICIPANT RIGHTS

               Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Company or shall limit or restrict the right of the Company to terminate the employment of a Participant at any time with or without cause.

          (b)  ALIENATION

               Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liability or torts of a Participant or Beneficiary.

          (c)  PARTIAL INVALIDITY

               If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to be in full force and effect without being impaired or invalidated in any way.

         (d)  CHOICE OF LAW

              The Plan shall be construed in accordance with ERISA and the laws of the State of California.

         (e)  PAYMENT TO MINORS OR PERSON UNDER LEGAL DISABILITY

              If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such intended recipient appointed by a court of competent jurisdiction or any other individual or institution maintaining or having custody of such intended recipient. A release by such conservator, guardian, individual or institution shall constitute a legal discharge of the Plan's obligation to the intended recipient.

         (f)  GENDER, TENSE AND HEADINGS

              Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

              Headings of Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

              Executed at Woodland Hills, California this 16TH day of JANUARY, 1989.

                                       20TH CENTURY INDUSTRIES

                                       By: /s/ NEIL H. ASHLEY
                                          -----------------------------------

                                       By: /s/ A. KOBAYASHI
                                          -----------------------------------